UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 20, 2022
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Casella Waste Systems, Inc.
(Exact Name of Registrant as Specified in Charter)
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Delaware	000-23211	03-0338873
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25 Greens Hill Lane,
Rutland,	Vermont	05701
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (802) 775-0325
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.01 par value per share	CWST	The Nasdaq Stock Market LLC
(Nasdaq Global Select Market)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On June 20, 2022, Casella Waste Systems, Inc. (the “Company”) entered into an Amended and Restated Employment (the “Amended Agreement”) with Edwin D. Johnson, the Company’s President and Chief Operating Officer, which amends and restates in their entirety the terms of Mr. Johnson’s Employment Agreement, dated as of July 6, 2010 and amended on December 29, 2010 and February 12, 2013 (the “Original Agreement”). The Amended Agreement will be effective on July 1, 2022 (the “Effective Date”), provided that Mr. Johnson remains employed by the Company as of the Effective Date. Until the Effective Date, the Original Agreement will remain in full force and effect.
Pursuant to the terms of the Amended Agreement, following his resignation as President and Chief Operating Officer effective as of the Effective Date, Mr. Johnson will serve as Operations Advisor for a period beginning on the Effective Date and ending on December 31, 2022 (the “End Date”) unless sooner terminated in accordance with the Amended Agreement (as applicable, the “Term”). On the Effective Date, Mr. Johnson will receive a cash payment of $269,841, and he will be entitled to a base salary of $100,000 commencing as of the Effective Date. Mr. Johnson will no longer be eligible to receive an annual bonus for 2022 or to participate in any other incentive bonus arrangement of the Company. He will also no longer be eligible to receive equity awards, and his outstanding equity awards will be terminated as of the Effective Date.
In the event of a termination of Mr. Johnson’s employment without “cause” (as such term is defined in the Amended Agreement) prior to the End Date, Mr. Johnson will be entitled to (i) the amount of base salary payments he would have received between his termination date and the End Date had he remained employed by the Company through the End Date and (ii) group medical and dental insurance benefits for the period of time from his termination date through the End Date.
If not earlier terminated, Mr. Johnson’s employment will end on the End Date. The Amended Agreement also provides that Mr. Johnson is subject to covenants not to compete and not to solicit during the Term and for a period of one year thereafter.
The foregoing description of the Amended Agreement is qualified in its entirety by reference to the full text of the Amended Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 9.01     Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Exhibit Description

10.1	Amended and Restated Employment Agreement between the Company and Edwin D. Johnson dated as of June 20, 2022

101.SCH	Inline XBRL Taxonomy Extension Schema Document.**

101.LAB	Inline XBRL Taxonomy Label Linkbase Document.**

101.PRE	Inline XBRL Taxonomy Presentation Linkbase Document.**

104	Cover Page Interactive Data File (formatted as inline XBRL with applicable taxonomy extension information contained in Exhibits 101).

**	Submitted Electronically Herewith.
SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CASELLA WASTE SYSTEMS, INC.

Date: June 22, 2022	By:	/s/ Edmond R. Coletta
Edmond R. Coletta
Senior Vice President and Chief Financial Officer

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